UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report- July 15, 2005
(Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-117287	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1509 Tyrell Lane, Suite B, Boise, Idaho 83706
(Address of principal executive offices)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Certifying Accountant

Effective July 15, 2005, U.S. Geothermal has engaged Williams & Webster, P.S., certified public accountants, as the principal accountant to audit the company’s financial statements. In addition, also effective July 15, 2005, the company has engaged HEIN & Associates LLP as accounting advisor/consultant for accounting and internal control issues that may raise independence concerns for Williams & Webster, P.S., and/or the SEC. Prior to their engagement, the company did not consult with either of these firms with respect to the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the company’s financial statements, and no written or oral advise with respect to such matters was provided by either firm.

Williams & Webster replaces Morgan & Company, CA, who were asked to resign by the company. There were no disagreements between the company and its former accountants. Please see the company’s form 8-K/A filed earlier today for more information on the dismissal of Morgan & Company.

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 29, 2005	US Geothermal Inc.

By: /s/ Daniel J. Kunz
Daniel J. Kunz
Chief Executive Officer